EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
ProLogis:
We consent to the incorporation by reference in Registration Statement Nos. 33-92490, 333-38515, 333-74917, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-95737, 333-102166, 333-124368, and 333-132616 on Form S-3 and Registration Statement Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274, 333-97895, and 333-141812 on Form S-8 of ProLogis of our reports dated February 27, 2008, with respect to the consolidated balance sheets of ProLogis and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of ProLogis.
KPMG LLP
Denver, Colorado
February 27, 2008